Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89742) of Novellus Systems, Inc. of our report dated June 7, 2003, relating to the financial statements and schedule of the Novellus Systems, Inc. 401(k) Plan included in this Annual Report on Form 11-K.

By /s/	MOHLER, NIXON & WILLIAMS
MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
June 26, 2003